UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2021

 RESTAURANT BRANDS INTERNATIONAL INC.
RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Canada	001-36786	98-1202754
Ontario	001-36787	98-1206431
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

130 King Street West, Suite 300		M5X 1E1
Toronto,	Ontario
(Address of Principal Executive Offices)		(Zip Code)

(905) 339-6011
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares, without par value	QSR	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Class B exchangeable limited partnership units	QSP	Toronto Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2021, 1011778 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of British Columbia (the “Parent Borrower”), and New Red Finance, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Parent Borrower (the “Subsidiary Borrower” and, together with the Parent Borrower, the “Borrowers”), each a subsidiary of Restaurant Brands International Inc., a corporation organized under the laws of Canada (the “Company”), entered into Incremental Facility Amendment No. 5 and Amendment No. 6 (the “2021 Amendment”) to the Credit Agreement, dated as of October 27, 2014, as amended by Amendment No. 1 dated as of May 22, 2015, Amendment No. 2 dated as of February 17, 2017, Incremental Facility Amendment dated as of March 27, 2017, Incremental Facility Amendment No. 2 dated as of May 17, 2017, Incremental Facility Amendment No. 3 dated as of October 13, 2017, Amendment No. 3 dated as of October 2, 2018, Incremental Facility Amendment No. 4, dated as of September 6, 2019, Amendment No. 4, dated as of November 19, 2019, and Amendment No. 5, dated as of April 2, 2020 (as amended, the “Credit Agreement”), by and among the Borrowers, 1013421 B.C. Unlimited Liability Company, as holdings, the guarantors party thereto, the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent. The 2021 Amendment extends the maturity date of the Company’s senior secured revolving credit facility (the “Revolving Credit Facility”) from October 7, 2024 to December 13, 2026 and will increase the existing term loan A facility with $717 million outstanding to a $1,250 million term loan A facility (the “Term Loan A Facility”) with the same maturity as the Revolving Credit Facility. The security and guarantees under the amended Revolving Credit Facility and Term Loan A Facility will be the same as those under the existing facilities. The proceeds from the increase in the Term Loan A Facility were used along with cash on hand to complete the previously announced acquisition of Firehouse Restaurant Group that closed on December 15, 2021.

The 2021 Amendment also amended the interest rate applicable to the Revolving Credit Facility and the Term Loan A Facility to be based on Adjusted Term SOFR. Adjusted Term SOFR is calculated as Term SOFR plus a 0.10% adjustment and also has a 0.00% floor. The applicable margins with respect to the Revolving Credit Facility and the Term Loan A Facility were not amended. Also, the 2021 Amendment includes amendments to certain negative covenants to provide increased flexibility. The 2021 Amendment made no other material changes to the terms of the Credit Agreement.

The foregoing summary of the 2021 Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms of the 2021 Incremental Amendment, filed as Exhibit 10.80 hereto, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On December 15, 2021, the Company issued a press release to announce the closing of the Firehouse Restaurant Group acquisition. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.80
Incremental Facility Amendment No. 5 and Amendment No. 6, dated as of December 13, 2021, to the Credit Agreement, dated October 27, 2014 (as amended), by and among 1011778 B.C. Unlimited Liability Company, as parent borrower, New Red Finance, Inc., as subsidiary borrower, 1013421 B.C. Unlimited Liability Company, the other guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and swing line lender, and the other lenders party thereto.

99.1	Press release dated December 15, 2021.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC. RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner RESTAURANT BRANDS INTERNATIONAL INC.

Date: December 15, 2021	/s/ Jill Granat
	Name:	Jill Granat
	Title:	General Counsel and Corporate Secretary